Exhibit 99.1

Table 1 – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Owner- ship Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Owner- ship (Instr. 4)
			Code (P) or (S)	V	Amount	(A) or (D)	Price
Class A Common Stock(1)(2)(3)	06/05/2020		S		275	D	$32.5718	10,469,816(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	06/05/2020		S		275	D	$32.5718	10,469,541(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	06/23/2020		P		2,000	A	$28.5577	10,380,814(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	06/23/2020		S		2,000	D	$28.5577	10,378,814(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	07/21/2020		P		4,348	A	$28.5542	10,383,193(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	07/21/2020		S		4,348	D	$28.5542	10,378,845(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	07/27/2020		P		200	A	$27.2200	10,379,116(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	07/27/2020		S		200	D	$27.2200	10,378,916(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	08/10/2020		P		4,327	A	$28.0200	10,383,274(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	08/10/2020		S		4,327	D	$28.0200	10,378,947(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	08/13/2020	P		1,000	A	$27.5000	8,879,998(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	08/13/2020	S		1,000	D	$27.5000	8,878,998(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	08/14/2020	P		8,200	A	$30.8693	8,662,163(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	08/14/2020	S		8,200	D	$30.8693	8,653,963(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	12/03/2020	P		259	A	$48.0000	2,327,511.1788 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	12/03/2020	S		259	D	$48.0000	2,327,252.1788 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	01/25/2021	P		3,000	A	$70.0000	2,331,137.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	01/25/2021	S		3,000	D	$70.0000	2,328,137.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	02/08/2021	P		259	A	$73.3300	2,327,668.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(1)(2)(3)	02/08/2021	S		259	D	$73.3300	2,327,409.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(3)(6)	02/25/2021	G	V	613,000	D	$0	1,714,375.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(2)(3)	02/26/2021	S		18	D	$69.1100	1,714,749.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(2)(3)	02/26/2021	S		100	D	$69.1200	1,714,649.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(2)(3)	02/26/2021	S	398	D	$69.1800	1,714,251.1033 (4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(2)(3)	02/26/2021	S	2	D	$69.2100	1,714,249.1033(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(2)(3)	02/26/2021	S	253	D	$69.2300	1,713,996.1033(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(2)(3)	02/26/2021	P	771	A	$68.3500	1,714,767.1033(4)(5)	I	See Footnotes(4)(5)

Class A Common Stock(2)(3)	03/02/2021	S	1,714,001	D	$72.8000	274.1033(4)(5)	I	See Footnotes(4)(5)

Explanation of Responses:

*	If the form is filed by more than one reporting person, see Instruction 4(b)(v).
**	Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

1.

These transactions in the Class A common stock (the “Common Stock”) of Sprout Social, Inc. (the “Issuer”) have not previously been reported on Form 4 and were effected by Goldman Sachs & Co. LLC (“Goldman Sachs”) acting as agent on behalf of certain international affiliates that had entered into riskless principal trades in connection with client trade facilitation in the ordinary course of their business.

2.

Without conceding riskless principal trades in connection with client trade facilitation in the ordinary course of business can result in liability under Section 16(b), the amount of profit potentially recoverable by the Issuer from the reported transactions in the event that they were subject to Section 16(b) will be remitted to the Issuer.

3.

This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman Sachs, Broad Street Principal Investments, L.L.C., Bridge Street 2016 Offshore, L.P., Bridge Street 2016, L.P., MBD 2016 Offshore, L.P., MBD 2016, L.P., Stone Street 2016 Offshore, L.P., Stone Street 2016, L.P., and GS Fund Holdings, L.L.C. (together, the “Reporting Persons”).

4.

Goldman Sachs and GS Group may be deemed to beneficially own 274.1033 shares of Common Stock and 6,420 Restricted Stock Units (“RSUs”) granted to Mr. Jason Kreuziger, Managing Director of Goldman Sachs. The RSUs will vest on the earlier of (i) the day immediately preceding the date of the first annual meeting of the Issuer’s stockholders following the date of the grant and (ii) the first anniversary of the date of grant. Each RSU represents a contingent right to receive one share of Common Stock of the Issuer and has no expiration date.

5.

Each of the Reporting Persons disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any, and this report shall not be deemed an admission that any such Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, or for any other purpose.

6.	This transaction represents a donation of shares of the Issuer’s Common Stock to a charity.